UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2006
SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-50891 (Commission File Number)	20-0432760 (IRS Employer Identification No.)
222 South Riverside Plaza
Chicago, Illinois 60606
(Address of Principal Executive Offices) (Zip Code)
(888) 782-4672
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On January 24, 2006, Specialty Underwriters’ Alliance, Inc. (the “Company”) entered into a new partner agent contract (the “Partner Agent Agreement”) with American Patriot Insurance Agency, Inc. (“American Patriot”) to provide general liability and commercial auto liability insurance in the central and southern regions.
     Pursuant to the terms of the Partner Agent Agreement, the Company has appointed American Patriot as its exclusive partner agent for the next five years with respect to the type of insurance described in the preceding paragraph. Generally, American Patriot may only offer other companies’ products if the Company declines to offer coverage to a prospective insured. The Company has no obligation to accept business that does not meet its guidelines. American Patriot will have the right to terminate its relationship with the Company on 180 days’ notice, and the Company has the right to terminate its relationship with American Patriot for material breach of the Partner Agent Agreement, insolvency, or failure to maintain appropriate licenses. The Company also may terminate American Patriot if it is acquired by a third party, but cannot restrict the acquisition of American Patriot. In addition, the Company can terminate its relationship with American Patriot if American Patriot does not meet certain profitability and production guidelines under the Partner Agent Agreement. Upon termination, at Company’s discretion, American Patriot must service its existing business until it is terminated. At such point, American Patriot is allowed to place such business with other insurers. In the event, in the first five years of the Partner Agent Agreement, that the program and contract are terminated, for any reason, the Company will perform a final calculation to project future payout loss patterns and make a final payment of the outstanding profit commissions. If, after five years, the Partner Agent Agreement is terminated, for any reason, the profit sharing calculations will be performed annually until all payout periods and earned profit sharing periods are satisfied.
     Under a separate agreement (the “Purchase Agreement”), American Patriot will purchase shares of the Company’s non-voting Class B common stock (the “Class B Shares”). The Class B Shares will become exchangeable, one-for-one with the Company’s common stock, five years after the effective date of the Partner Agent Agreement, as long as the Partner Agent Agreement is still in force. These Class B Shares will be subject to substantial restrictions on transferability during such period. If the Partner Agent Agreement is terminated prior to five years after the effective date of the Partner Agent Agreement, the Company may repurchase at the lower of cost or fair market value American Patriot’s Class B Shares. If the Partner Agent Agreement is terminated after five years, the Company may repurchase American Patriot’s Class B Shares at fair market value. After five years, American Patriot will be required to hold Class B Shares worth at least 50% of its aggregate investment commitment in the Company’s Class B Shares.
Item 3.02 Unregistered Sales of Equity Securities
     Pursuant to the Purchase Agreement, American Patriot will purchase $1 million of the Company’s Class B Shares. The aggregate purchase price will be paid in installments over a maximum of 10 months from the date of the Purchase Agreement, with the number of Class B Shares to be delivered at each installment determined by the market price of the Company’s common stock as of the date of payment. The sale of the Class B Shares pursuant to the Purchase Agreement was made in reliance on the exemption from the registration requirements of the Securities Act of 1933 (the “Act”) under Section 4(2) of the Act.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 26, 2006

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
By:	/s/ Peter E. Jokiel
	Name:	Peter E. Jokiel
	Title:	Chief Financial Officer